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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 19, 2006

                               CALPINE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                        Commission File Number: 001-12079

                I.R.S. Employer Identification Number: 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115
          (Address of principal executive offices and telephone number)

                                 Not applicable
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01 -- REGULATION FD DISCLOSURE

     On June 19, 2006, Calpine Corporation ("Calpine" or the "Company") and certain of its subsidiaries (collectively, the "Debtors") filed their unaudited consolidated Monthly Operating Statement for the month ended February 28, 2006 (the "Monthly Operating Statement") with the United States Bankruptcy Court for the Southern District of New York (the "U.S. Bankruptcy Court") in the matter of In re Calpine Corporation, et al., 05-60200 (BRL). Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited consolidated Monthly Operating Statement as filed with the Bankruptcy Court.

     The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. Certain of the Company's Canadian subsidiaries were granted relief by the Court of Queen's Bench of Alberta, Judicial District of Calgary (the "Canadian Court") under the Companies' Creditors Arrangement Act (Canada) (the "CCAA"). As a result, certain of the Company's Canadian and other foreign subsidiaries were deconsolidated as of December 20, 2005. Financial information regarding such deconsolidated subsidiaries is not part of the consolidated group included in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America ("GAAP"), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. The Company cautions readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the United States Bankruptcy Code (the "Bankruptcy Code") and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in our 2005 Form 10-K that was filed with the SEC.

     These unaudited financial statements have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP and, upon the application of such procedures, the Company believes that the financial information could be subject to changes, and these changes could be material. The information furnished in the Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

     Access to  documents  filed  with the  Bankruptcy  Court and other  general information about the Company's U.S. bankruptcy cases is available at www.kccllc.net/calpine. Certain information regarding the Company's Canadian cases under the CCAA, including the reports of the monitor appointed by the Canadian court, is available at the monitor's website at www.ey.com/ca/calpinecanada. The content of the foregoing websites is not a part of this Report.

Limitation on Incorporation by Reference

     The Monthly Operating Statement is being furnished for informational purposes only and is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the SEC shall not incorporate the Monthly
Operating Statement or any other information set forth in this Report by reference, except as otherwise expressly stated in such filing. This Report will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

     In addition to historical information, this Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company uses words such as "believe," "intend," "expect," "anticipate," "plan," "may," "will" and similar expressions to identify forward-looking statements. Such statements include, among others, those concerning the Company's expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with the Company's U.S. and Canadian bankruptcy cases, including impact on operations; (ii) the
Company's ability to attract, incentivize and motivate key employees and successfully implement new strategies; (iii) the Company's ability to successfully reorganize and emerge from bankruptcy; (iv) the Company's ability to attract and retain customers and counterparties; (v) the Company's ability to implement its business plan; (vi) financial results that may be volatile and may not reflect historical trends; (vii) the Company's ability to manage liquidity needs and comply with financing obligations; (viii) the direct or indirect effects on the Company's business of its impaired credit including increased cash collateral requirements; (ix) the expiration or termination of the Company's PPAs and the related results on revenues; (x) potential volatility in earnings and requirements for cash collateral associated with the use of commodity contracts; (xi) price and supply of natural gas; (xii) risks associated with power project development, acquisition and construction activities; (xiii) unscheduled outages of operating plants; (xiv) factors that impact the output of the Company's geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xv) quarterly and seasonal fluctuations of the Company's results; (xvi) competition; (xvii) risks associated with marketing and selling power from plants in the evolving energy markets; (xviii) present and possible future claims, litigation and enforcement actions; (xix) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xx) other risks identified in this report and in the Company's annual and quarterly reports on Forms 10-K and 10-Q. You should also carefully review other reports that the Company files with the SEC. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (d) Exhibits

     99.1 Calpine Corporation's Unaudited Monthly Operating Statement for the month ended February 28, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CALPINE CORPORATION

                                       By:  /s/ Charles B. Clark, Jr.
                                          --------------------------------------
                                          Charles B. Clark, Jr.
                                          Senior Vice President, Controller and
                                          Chief Accounting Officer

Date:  June 19, 2006

                                  EXHIBIT INDEX

 Exhibit
  Number     Description
  ------     -----------

    99.1 Calpine Corporation's Unaudited Monthly Operating Statement for the month ended February 28, 2006.

                                                                    EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
                                       x
In re:                                 :  Chapter 11
                                       :
CALPINE CORPORATION, et al.,           :  Case No. 05-60200 BRL
                                       :
Debtors.                               : (Jointly Administered)
                                       :
                                       x

                   MONTHLY OPERATING STATEMENT FOR THE PERIOD
                   FROM FEBRUARY 1, 2006, TO FEBRUARY 28, 2006

  DEBTORS' ADDRESS:  50 West San Fernando Street, San Jose, California 95113

                     MONTHLY DISBURSEMENTS MADE BY CALPINE CORPORATION, ET AL.
                     AND ITS DEBTOR SUBSIDIARIES (IN THOUSANDS):      $  648,736

  DEBTORS' ATTORNEY: Kirkland & Ellis LLP
                     Richard M. Cieri (RC 6062)
                     Matthew A. Cantor (MC 7727)
                     David R. Seligman admitted pro hac vice
                     Edward O. Sassower (ES 5823)
                     Citigroup Center
                     153 East 53rd Street
                     New York, NY 10022-4611

                     MONTHLY OPERATING LOSS (IN THOUSANDS):           $  108,393

  REPORT PREPARER:   CALPINE CORPORATION, et al.

     The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

                               /s/  CHARLES B. CLARK, JR.
                               --------------------------
                               Charles B. Clark, Jr.
                               Senior Vice President, Controller and
                               Chief Accounting Officer
DATE: June 19, 2006            Calpine Corporation

                                   DEFINITIONS

     The following abbreviations contained herein have the meanings set forth below. Additionally, the terms "the Company," "Calpine," "we," "us" and "our" refer to Calpine Corporation and its consolidated subsidiaries, unless the context clearly indicates otherwise. For clarification, such terms will not include the Canadian and other foreign subsidiaries that were deconsolidated as a result of the filings by the Canadian Debtors under the CCAA.

      Abbreviation                          Definition
----------------------   -------------------------------------------------------

2005 Form 10-K           Calpine  Corporation's  Annual  Report on Form 10-K for
                         the year ended December 31, 2005, filed with the SEC on May 19, 2006

2014 Convertible Notes   Contingent Convertible Notes Due 2014

2015 Convertible Notes   7 3/4% Contingent Convertible Notes Due 2015

2023 Convertible Notes   4 3/4% Contingent Convertible Senior Notes Due 2023

AICPA                    American Institute of Certified Public Accountants

APB                      Accounting Principles Board

Bankruptcy Code          United States Bankruptcy Code

Bankruptcy Courts        The U.S. Bankruptcy Court and the Canadian Court

Calgary Energy Centre    Calgary Energy Centre Limited Partnership

Calpine Debtor(s)        The U.S. Debtors and the Canadian Debtors

Canadian Court           The  Court  of  Queen's  Bench  of  Alberta,   Judicial
                         District of Calgary

Canadian Debtor(s)       The subsidiaries and affiliates of Calpine  Corporation
                         that have been granted creditor protection under the CCAA in the Canadian Court

Cash Collateral Order    Second Amended Final Order of the U.S. Bankruptcy Court
                         Authorizing   Use  of  Cash   Collateral  and  Granting
                         Adequate Protection, dated February 24, 2006

CCAA                     Companies' Creditors Arrangement Act (Canada)

CDWR                     California Department of Water Resources

CES-Canada               Calpine Energy Services Canada Partnership

Chapter 11               Chapter 11 of the Bankruptcy Code

DIG                      Derivatives Implementation Group

DIP                      Debtor-in-possession

DIP Facility             The   Revolving   Credit,   Term  Loan  and   Guarantee
                         Agreement, dated as of December 22, 2005, as amended on
                         January 26,  2006,  and as amended and restated by that
                         certain  Amended and Restated  Revolving  Credit,  Term
                         Loan and Guarantee Agreement,  dated as of February 23,
                         2006,  among  Calpine  Corporation,  as  borrower,  the
                         Guarantors party thereto, the Lenders from time to time
                         party thereto,  Credit Suisse  Securities (USA) LLC and
                         Deutsche Bank  Securities  Inc.,  as joint  syndication
                         agents,   Deutsche  Bank  Trust  Company  Americas,  as
                         administrative  agent for the First  Priority  Lenders,
                         General Electric Capital Corporation,  as Sub-Agent for
                         the Revolving Lenders, Credit Suisse, as administrative
                         agent for the Second Priority Term Lenders,  Landesbank
                         Hessen Thuringen Girozentrale, New York Branch, General
                         Electric  Capital  Corporation and HSH Nordbank AG, New
                         York  Branch,  as joint  documentation  agents  for the
                         first  priority  Lenders  and  Bayerische   Landesbank,
                         General Electric Capital  Corporation and Union Bank of
                         California, N.A., as joint documentation agents for the second priority Lenders, as amended thereafter from time to time

EITF                     Emerging Issues Task Force

EPS                      Earnings per share

      Abbreviation                          Definition
----------------------   -------------------------------------------------------

Exchange Act             United  States  Securities  Exchange  Act of  1934,  as
                         amended

FASB                     Financial Accounting Standards Board

FERC                     Federal Energy Regulatory Commission

First Priority Notes     Calpine  Corporation's  9 5/8%  First  Priority  Senior
                         Secured Notes Due 2014

FSP                      FASB staff positions

GAAP                     Generally accepted accounting  principles in the United
                         States

GPC                      Geysers Power Company, LLC

ISO                      Independent System Operator

LSTC                     Liabilities Subject to Compromise

MW                       Megawatt(s)

NOL                      Net operating loss

Non-Debtor(s)            The subsidiaries and affiliates of Calpine  Corporation
                         that are not Calpine Debtors

Non-U.S. Debtor(s)       The consolidated subsidiaries and affiliates of Calpine
                         Corporation that are not U.S. Debtor(s)

Petition Date            December 20, 2005

PPA(s)                   Power purchase agreement(s)

SDNY Court               United States District Court for the Southern  District
                         of New York

SEC                      United States Securities and Exchange Commission

Second Priority Debt     Calpine  Corporation's Second Priority Secured Floating
                         Rate  Notes due 2007,  8 1/2%  Second  Priority  Senior
                         Secured Notes Due 2010, 8 3/4% Second  Priority  Senior
                         Secured Notes Due 2013, 9 7/8% Second  Priority  Senior
                         Secured Notes Due 2011,  and Senior  Secured Term Loans
                         Due 2007

Securities Act           United States Securities Act of 1933, as amended

SFAS                     Statement of Financial Accounting Standards

SFAS No. 123-R           SFAS No. 123, as revised

SFAS No. 128-R           SFAS No. 128, as revised

SOP                      Statement of Position

The Geysers              19 Geothermal Power Plants at The Geysers in California

U.S.                     United States of America

U.S. Bankruptcy Court    United  States   Bankruptcy   Court  for  the  Southern
                         District of New York

U.S. Debtor(s)           Calpine  Corporation and each of its  subsidiaries  and
                         affiliates that have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court, which matters are being jointly administered in the U.S. Bankruptcy Court under the caption In re Calpine Corporation, et al., Case No.
                         05-60200 (BRL)

                               CALPINE CORPORATION
                             (Debtor-in-Possession)
       Index to Consolidated Condensed Financial Statements and Schedules

                                                                                                                                Page
                                                                                                                                ----
Financial Statements as of and for the Month Ended February 28, 2006:
                     Consolidated Condensed Statement of Operations...........................................................   10
                     Consolidated Condensed Balance Sheet.....................................................................   11
                     Notes to Unaudited Consolidated Condensed Financial Statements...........................................   12
Schedules:
   Schedule I        Schedule of Consolidating Condensed Balance Sheet as of February 28, 2006................................   20
   Schedule II       Schedule of Consolidating Condensed Statement of Operations for the Month Ended February 28, 2006........   21
   Schedule III      Schedule of Payroll and Payroll Taxes....................................................................   22
   Schedule IV       Schedule of Federal, State and Local Taxes Collected, Received, Due or Withheld..........................   23
   Schedule V        Schedule of Total Disbursements by Debtor................................................................   24
   Schedule VI       Insurance Statement......................................................................................   28

                               CALPINE CORPORATION
                             (Debtor-in-Possession)
                    CASE NO. 05-60200 (Jointly Administered)
                 CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                   (Unaudited)
                                 (In Thousands)
         For the period from February 1, 2006, through February 28, 2006

Total revenue.......................................................................................................   $    470,138
Total cost of revenue...............................................................................................        438,330
                                                                                                                       ------------
   Gross profit.....................................................................................................         31,808
Operating expenses..................................................................................................         14,122
                                                                                                                       ------------
   Income (loss) from operations....................................................................................         17,686
Interest expense, net...............................................................................................         91,367
Other (income) expense, net.........................................................................................           (814)
                                                                                                                       ------------
   Income (loss) from continuing operations before reorganization items and income taxes............................        (72,867)
Reorganization items................................................................................................         35,526
Benefit for income taxes............................................................................................             --
                                                                                                                       ------------
   Income (loss) from continuing operations before discontinued operations and
     cumulative effect of a change in accounting principle..........................................................       (108,393)
Income from discontinued operations.................................................................................             --
Cumulative effect of change in accounting principle, net of tax.....................................................             --
                                                                                                                       ------------
   Net income (loss)................................................................................................   $   (108,393)
                                                                                                                       ============

              The accompanying notes are an integral part of these
                  consolidated condensed financial statements.

                               CALPINE CORPORATION
                             (Debtor-in-Possession)
                    CASE NO. 05-60200 (Jointly Administered)
                      CONSOLIDATED CONDENSED BALANCE SHEET
                                   (Unaudited)
                                 (In Thousands)
                                February 28, 2006

                            ASSETS

Assets:
   Current assets.......................................  ....   $    3,503,968
   Restricted cash, net of current portion...............  ...          616,962
   Investments................................................           80,681
   Property, plant and equipment, net.........................       14,514,900
   Other assets...............................................        1,790,523
                                                                 --------------
      Total assets............................................   $   20,507,034
                                                                 ==============

                        LIABILITIES AND
                     STOCKHOLDERS' DEFICIT

Liabilities not subject to compromise:
   Current liabilities........................................   $    6,863,208
   Long-term debt.............................................        3,340,915
   Long-term derivative liabilities...........................          600,342
   Other liabilities..........................................          664,766
Liabilities subject to compromise.............................       14,710,818
Minority interest.............................................          275,384
Stockholders' equity (deficit)................................       (5,948,399)
                                                                 --------------
       Total liabilities and stockholders' equity (deficit)...   $   20,507,034
                                                                 ==============

              The accompanying notes are an integral part of these
                  consolidated condensed financial statements.

                               CALPINE CORPORATION
                             (Debtor-in-Possession)
                    CASE NO. 05-60200 (Jointly Administered)
         NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
           For the period from February 1, 2006, to February 28, 2006

1.  Petition for Relief Under Chapter 11

     On December 20, 2005 and December 21, 2005, Calpine and 254 of its wholly owned subsidiaries in the United States filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court and, in Canada, 12 of its Canadian subsidiaries were granted relief in the Canadian Court under the CCAA, which, like Chapter 11, allows for reorganization under the protection of the court system. On December 27 and 29, 2005, January 8 and 9, 2006, February 3, 2006, and May 2, 2006, 19 additional wholly owned subsidiaries of Calpine commenced Chapter 11 cases in the U.S. Bankruptcy Court. The U.S. Bankruptcy Court has treated December 20, 2005 as the filing date for Calpine and its direct and indirect wholly owned subsidiaries that filed voluntary petitions at various dates in December 2005. Certain other subsidiaries could file in the U.S. or Canada in the future. The Chapter 11 cases of the U.S. Debtors are being jointly administered for procedural purposes only by the U.S. Bankruptcy Court under the case captioned In re Calpine Corporation et al., Case No. 05-60200 (BRL).

     The Calpine Debtors are continuing to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Courts and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the CCAA and applicable court orders, as well as other applicable laws and rules. In general, as debtors-in-possession, each of the Calpine Debtors is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the applicable Bankruptcy Court.

     On December 20, 2005, the U.S. Debtors entered into the $2.0 billion DIP Facility. On December 21, 2005, the U.S. Bankruptcy Court granted interim approval of the DIP Facility, but initially limited access under the DIP Facility to $500 million under the revolving credit facility. On January 26, 2006, the U.S. Bankruptcy Court entered a final order approving the DIP Facility and removing the limitation on our ability to borrow thereunder. The syndication of the DIP Facility was closed on February 23, 2006. Deutsche Bank Securities Inc. and Credit Suisse were co-lead arrangers for the DIP Facility, which will remain in place until the earlier of an effective plan of reorganization or December 20, 2007. In connection with and as a condition to the closing, on February 3, 2006, we acquired ownership of The Geysers, which had previously been leased pursuant to a leveraged lease. We used borrowings under the DIP Facility to pay a portion of the purchase price for The Geysers and to retire certain facility operating leases and related debt obligations. The DIP Facility is secured by first priority liens on all of the unencumbered assets of the U.S. Debtors, including The Geysers, and junior liens on all of their encumbered assets. In addition, the DIP Facility was amended on May 3, 2006, to, among other things, provide us with extensions of time (i) to provide certain financial information to the DIP Facility lenders, including financial statements for the year ended December 31, 2005, and for the quarter ended March 31, 2006, and (ii) to cause GPC to file for protection under Chapter 11 of the Bankruptcy Code. See Note 22 of the Notes to Consolidated Financial Statements contained in the 2005 Form 10-K for further details regarding the DIP Facility.

     In addition, the U.S. Bankruptcy Court approved cash collateral and adequate assurance stipulations in connection with the approval of the DIP Facility, which has allowed our business activities to continue to function. We have also sought and obtained U.S. Bankruptcy Court approval through our "first day" and subsequent motions to continue to pay critical vendors, meet our pre-petition and post-petition payroll obligations, maintain our cash management systems, collateralize certain of our gas supply contracts, enter into and collateralize trading contracts, pay our taxes, continue to provide employee benefits, maintain our insurance programs and implement an employee severance program. In addition, the U.S. Bankruptcy Court has approved certain trading notification and transfer procedures designed to allow us to restrict trading in our common stock (and related securities) which could negatively impact our accrued NOLs and other tax attributes, and granted us extensions of time to file and seek approval of a plan of reorganization and to assume or reject real property leases.

     The U.S. Bankruptcy Court has established August 1, 2006 as a bar date for filing proofs of claim against the U.S. Debtors' estates and the Canadian Court has established June 30, 2006, as a bar date for filing claims against the Canadian Debtors' estates. We have not fully analyzed the validity and enforceability of any submitted proofs of claim filed against the Calpine Debtors' estates to date. In addition, because the bar dates have not yet occurred, we expect that additional proofs of claim will be filed. To date, we have recognized certain charges related to expected, allowable claims (see Note
8). However, it is not possible at this time to determine the extent of the claims that may be filed, whether or not such claims will be disputed, or whether or not such claims will be subject to discharge in the bankruptcy proceedings. Nor is it possible at this time to determine whether to establish any additional claims reserves. Once all applicable bar dates are established and all claims against the Calpine Debtors are filed, we will review all claims filed and begin the claims reconciliation process. In connection with the review and reconciliation process, we will also determine the additional reserves, if any, that may be established in respect of such claims.

     Under the Bankruptcy Code, we have the right to assume, assume and assign, or reject certain executory contracts and unexpired leases, subject to the approval of the U.S. Bankruptcy Court and certain other conditions. Generally, the assumption of an executory contract or unexpired lease requires a debtor to cure certain existing defaults under the contract. Rejection of an executory contract or unexpired lease is typically treated as a breach occurring as of the moment immediately preceding the Chapter 11 filing. Subject to certain exceptions, this rejection relieves the debtor from performing its future obligations under the contract but entitles the counterparty to assert a pre-petition general unsecured claim for damages. Parties to executory contracts or unexpired leases rejected by a debtor may file proofs of claim against that debtor's estate for damages. Due to ongoing evaluation of contracts for assumption or rejection and the uncertain nature of many of the potential claims for damages, we cannot project the magnitude of these potential claims at this time. See Note 5 for further discussion of significant contracts and leases for which we have received or are seeking approval to reject.

     At this time, it is not possible to accurately predict the effects of the reorganization process on the business of the Calpine Debtors or if and when some or all of the Calpine Debtors may emerge from bankruptcy. The prospects for future results depend on the timely and successful development, confirmation and implementation of a plan or plans of reorganization. There can be no assurance that a successful plan or plans of reorganization will be proposed by the Calpine Debtors, supported by the Calpine Debtors' creditors or confirmed by the Bankruptcy Courts, or that any such plan or plans will be consummated. The ultimate recovery, if any, that creditors and equity security holders receive will not be determined until confirmation of a plan or plans of reorganization. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy cases to the interests of each of the various creditor and equity or other security holder constituencies, and it is possible that the equity interests in or other securities issued by Calpine and the other Calpine Debtors will be restructured in a manner that will substantially reduce or eliminate any remaining value of such equity interests or other securities, or that certain creditors may ultimately receive little or no payment with respect to their claims. Whether or not a plan or plans of reorganization are approved, it is possible that the assets of any one or more of the Calpine Debtors may be liquidated.

     As a result of our bankruptcy filings and the other matters described herein, including the uncertainties related to the fact that we have not yet had time to complete and have approved a plan of reorganization, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern, including our ability to meet our ongoing operational obligations, is dependent upon, among other things: (i) our ability to maintain adequate cash on hand; (ii) our ability to generate cash from operations; (iii) the cost, duration and outcome of the restructuring process;
(iv) our ability to comply with our DIP Facility agreement and the adequate assurance provisions of the Cash Collateral Order and (v) our ability to achieve profitability following a restructuring. These challenges are in addition to those operational and competitive challenges faced by us in connection with our business. In conjunction with our advisors, we are working to design and implement strategies to ensure that we maintain adequate liquidity and will be able to continue as a going concern. However, there can be no assurance as to the success of such efforts.

2.  Basis of Presentation

     The accompanying consolidated condensed financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with SOP 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." The consolidated condensed financial statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the consolidated condensed balance sheets and classified as LSTC, at the estimated amount of allowable claims. Interest expense related to pre-petition LSTC has been reported only to the extent that it will be paid during the pendency of the bankruptcy cases or is expected to be an allowable claim. Liabilities not subject to compromise are separately classified as current or noncurrent. Expenses, provisions for losses resulting from reorganization and certain other items directly related to our bankruptcy case are reported separately as reorganization expenses due to bankruptcy.

     The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of our Canadian subsidiaries were granted relief by the Canadian Court under the CCAA. As a result, certain of our Canadian and other foreign subsidiaries were deconsolidated as of December 20, 2005. Financial information regarding such deconsolidated subsidiaries is not included with that of the consolidated group reported in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the U.S. Debtors in accordance with GAAP, and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the 2005 Form 10-K that was filed with the SEC on May 19, 2006.

     The unaudited financial statements contained in the Monthly Operating Statement have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

     Per agreement among the Company, the Office of the U.S. Trustee and the Committee of Unsecured Creditors, the Statements of Cash Flows will be excluded from Monthly Operating Statements except on a quarterly basis.

3.  Summary of Significant Accounting Policies

     See Note 2 "Summary of Significant Accounting Policies" in the Notes to Consolidated Financial Statements included in our 2005 Form 10-K for a summary of the accounting policies that we believe are significant to us.

4.  New Accounting Pronouncements

    SFAS No. 123-R and Related FSPs

     In December 2004, FASB issued SFAS No. 123-R, which revises SFAS No. 123, and supersedes APB Opinion No. 25 and its related implementation guidance. This statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions), which must be recognized over the requisite service period (usually the vesting period) during which an employee is required to provide service in exchange for the award. The statement applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments or by incurring liabilities to an employee or other supplier (a) in amounts based, at least in part, on the price of the entity's shares or other equity instruments or (b) that require or may require settlement by issuing the entity's equity shares or other equity instruments.

     The new guidance requires the accounting for any excess tax benefits to be consistent with the existing guidance under SFAS No. 123, which provides a two-transaction model summarized as follows:

     o If settlement of an award creates a tax deduction that exceeds compensation cost, the additional tax benefit would be recorded as a contribution to paid-in-capital.

     o If the compensation cost exceeds the actual tax deduction, the write-off of the unrealized excess tax benefits would first reduce any available paid-in capital arising from prior excess tax benefits, and any remaining amount would be charged against the tax provision in the income statement.

     The new guidance also amends SFAS No. 95, "Statement of Cash Flows," to require that excess tax benefits be reported as a financing cash inflow rather than as an operating cash inflow. However, the statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS No. 123 as originally issued and EITF Issue No.
96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." Further, SFAS 123-R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans."

     The statement applies to all awards granted, modified, repurchased, or cancelled after January 1, 2006, and to the unvested portion of all awards granted prior to that date. Public entities that used the fair-value-based method for either recognition or disclosure under SFAS No. 123 may adopt SFAS 123-R using a modified version of prospective application pursuant to which compensation cost for the portion of awards for which the employee's requisite service has not been rendered, related to awards which are outstanding as of January 1, 2006, must be recognized as the requisite service is rendered on or after that date. The compensation cost for that portion of those awards shall be based on the original grant-date fair value of those awards as calculated for recognition under SFAS No. 123. The compensation cost for those earlier awards shall be attributed to periods beginning on or after January 1, 2006 using the attribution method that was used under SFAS No. 123. Furthermore, the method of recognizing forfeitures must now be based on an estimated forfeiture rate and can no longer be based on forfeitures as they occur.

     We adopted SFAS No. 123-R effective January 1, 2006.

  SFAS No. 151

     In November 2004, FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "... under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." SFAS No. 151 requires those items to be recognized as a current-period charge regardless of whether they meet the criterion of "so abnormal." In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS No. 151 are applicable to inventory costs incurred during fiscal years beginning after June 15, 2005. Adoption of this statement did not materially impact our consolidated results of operations or financial position.

  SFAS No. 154

     In May 2005, FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement replaces APB Opinion No. 20, "Accounting Changes," and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements," and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle. APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income for the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS No. 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.

     SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 is effective for fiscal years beginning after December 15, 2005. Adoption of this statement did not materially impact our consolidated results of operations or financial position.

  SFAS No. 155

     In February 2006 FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments -- an amendment of FASB Statements No. 133 and 140," to resolve issues addressed in DIG Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS No. 155 permits fair value remeasurement for hybrid financial instruments containing embedded derivatives, clarifies that certain types of financial instruments are not subject to the requirements of SFAS No. 133, requires an evaluation of interests in securitized financial assets to determine whether an embedded derivative requires bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. We do not expect the adoption of this statement to have a material impact on our results of operations, cash flows or financial position.

  SFAS No. 156

     In March 2006 FASB issued FASB Statement No. 156, "Accounting for Servicing of Financial Assets -- An Amendment of FASB Statement No. 140." The new statement addresses the recognition and measurement of separately recognized servicing assets and liabilities and provides an approach to simplify efforts to obtain hedge-like (offset) accounting. The statement also (i) clarifies when an obligation to service financial assets should be separately recognized as a servicing asset or a servicing liability, (ii) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable, (iii) permits an entity with a separately recognized servicing asset or servicing liability to choose either the amortization or fair value method for subsequent measurement and (iv) permits a servicer that uses derivative financial instruments to offset risks on servicing to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value. SFAS is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity's fiscal year that begins after September 15, 2006, with early adoption permitted. We do not expect the adoption of this statement to have a material impact on our results of operations, cash flows or financial position.

5.  Rejected Contracts

     We continue to evaluate our executory contracts and real property leases in order to determine which contracts will be assumed, assumed and assigned, or rejected. Once the evaluation is complete with respect to each particular contract or lease, the applicable Calpine Debtors file the appropriate motion with the Bankruptcy Court seeking approval to assume, assume and assign, or reject the contract or lease. Pursuant to applicable orders of the U.S. Bankruptcy Court, if a U.S. Debtor seeks to reject a contract or lease, the contract or lease counterparties then have an opportunity to file objections. If an objection has been filed, the U.S. Bankruptcy Court will conduct a hearing to determine any matters raised by the objection. As of the date of this filing, the U.S. Debtors have identified the following significant contracts and leases to be rejected:

     o On December 21, 2005, we filed a motion with the U.S. Bankruptcy Court to reject eight PPAs and to enjoin FERC from asserting jurisdiction over the rejections. The U.S. Bankruptcy Court issued a temporary restraining order against FERC and set the matter for a hearing on January 5, 2006. Under most of the PPAs sought to be rejected, we are obligated to sell power at prices that are significantly lower than currently-prevailing market prices. At the time of filing the motion, we forecasted that it would cost us in excess of $1.2 billion if we were required to continue to perform under these PPAs rather than to sell the contracted energy at current market prices. On December 29, 2005, certain counterparties to the various PPAs filed an action in the SDNY Court arguing that the U.S. Bankruptcy Court did not have jurisdiction over the dispute. On January 5, 2006, the SDNY Court entered an order that had the effect of transferring our motion seeking to reject the eight PPAs and our related request for an injunction against FERC to the SDNY Court from the U.S. Bankruptcy Court. Earlier, however, on December 19, 2005, CDWR, a counterparty to one of the eight PPAs, had filed a complaint with FERC seeking to obtain injunctive relief to prevent us from rejecting our PPA with CDWR and contending that FERC had exclusive jurisdiction over the matter. On January 3, 2006, FERC determined that it did not have exclusive jurisdiction, and that the matter could be heard by the U.S. Bankruptcy Court. However, despite the FERC ruling, on January 27, 2006, the SDNY Court determined that FERC had jurisdiction over whether the contracts could be rejected. We appealed the SDNY Court's decision to the United States Court of Appeals for the Second Circuit. The appeal was heard on April 10, 2006 and we have not yet received a decision. We can not determine at this time whether the SDNY Court, the U.S. Bankruptcy Court or FERC will ultimately determine whether we may reject any or all of the eight PPAs, or when such determination will be made. In the meantime, three of the PPAs have been terminated by the applicable counterparties, and two of the PPAs are the subject of negotiated settlements. We continue to perform under the three PPAs that remain in effect.

     o On February 6, 2006, we filed a notice of rejection of our leasehold interests in the Rumford Power Plant and the Tiverton Power Plant with the U.S. Bankruptcy Court, and noticed the proposed surrender of the two plants to their owner-lessor. The owner-lessor declined to take possession and control of the plants at that time. Both the indenture trustee related to the leaseholds and the owner-lessor filed objections to the rejection. Additionally, the indenture trustee and ISO New England, Inc. filed motions to withdraw the reference of the rejection notice to the SDNY Court, arguing that the U.S. Bankruptcy Court does not have jurisdiction over the lease rejection dispute. We engaged in extensive negotiations with the indenture trustee with respect to the surrender of possession and control of the two power plants and the sale of certain ancillary assets related to the power plants in consideration for the satisfaction and discharge of the indenture trustee's administrative claims against us in the Chapter 11 cases. On May 18, 2006, we filed a motion with the U.S. Bankruptcy Court seeking approval of the terms and conditions of a Transition Agreement to be entered into between us, the indenture trustee and a receiver for certain assets of the owner-lessor to be appointed on a motion filed with the SDNY Court by the indenture trustee. The hearing with respect to the appointment of the receiver was heard before the SDNY Court on June 5, 2006, and a receiver was appointed on June 6, 2006. The hearing before the U.S. Bankruptcy Court with respect to the motion for approval of the Transition Agreement and with respect to the rejection notice, and all objections to both such pleadings, was held on June 7, 2006, and the Transition Agreement and effective date of the rejection of our leasehold interests in the Rumford and Tiverton power plants was approved by the Court on June 9, 2006. In addition, we have been involved in negotiations with ISO New England, Inc. with respect to its objections to the rejection notice and on May 30, 2006, we filed a motion with the U.S. Bankruptcy Court seeking approval of the terms of a stipulation and settlement agreement by and among us, ISO New England, Inc., the receiver and the indenture trustee. The stipulation and settlement agreement provides for a standstill with respect to ISO New England, Inc.'s pending motion to withdraw the reference. The motion to approve the stipulation and settlement agreement was heard and approved by the U.S. Bankruptcy Court at the June 7, 2006, hearing. Upon the closing of the transfers contemplated in the Transition Agreement, the receiver will have possession and control of the Rumford and Tiverton power plants, as well as the ancillary assets related to the power plants transferred under the Transition Agreement and all of the motions to withdraw the reference related to the rejection notice will be withdrawn or dismissed.

     o In February 2006, we filed notices of rejection with the U.S. Bankruptcy Court relating to our office leases in Portland, Oregon and in Deer Park, Texas. In March 2006, we filed notices of rejection relating to our office leases in Denver and Fort Collins, Colorado and in Tampa, Florida. In April 2006, we filed a notice of rejection relating to our office lease in Atlanta, Georgia. In May 2006, we filed a notice of rejection relating to our office lease in Dublin, California. The rejection of each of the foregoing leases has been approved by the U.S. Bankruptcy Court. We anticipate that it is more likely than not that we will file further notices of rejection with respect to additional office leases; in particular, we announced in April 2006 that we intend to close our Boston, Massachusetts office.

6.  Liabilities Subject to Compromise

     Liabilities Subject to Compromise -- Liabilities subject to compromise include unsecured and undersecured liabilities, including secured liabilities as to which there is uncertainty as to whether the value of the collateral securing such liabilities is less than, equals or exceeds such obligations, incurred prior to the Petition Date and exclude liabilities that are fully secured or liabilities of our subsidiaries or affiliates that have not made bankruptcy filings and other approved payments such as taxes and payroll. In accordance with SOP 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), we ceased to accrue and recognize interest expense on liabilities subject to compromise, except that paid pursuant to the Cash Collateral Order. We are making periodic cash interest payments on our Second Priority Debt through June 30, 2006, in accordance with the Cash
Collateral Order. In addition, we recorded a valuation allowance of approximately $148.1 million within reorganization items against deferred financing costs and debt discounts related to LSTC to reflect the related debt at its expected, allowed claim amount. The amounts of various categories of liabilities of which we are aware that are subject to compromise are set forth below. These amounts represent our best estimates of known or potential pre-petition liabilities that are probable of resulting in an allowed claim against us in connection with the bankruptcy filings and are recorded at the estimated amount of the allowed claim which may differ from the amount for which the liability will be settled. Such claims remain subject to future adjustments. Adjustments may result from negotiations, actions of the Bankruptcy Courts, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events. We expect that the liabilities of the Calpine Debtors could exceed the fair value of their assets, which could result in claims being paid at less than 100% of their face value, and the equity of Calpine's stockholders could be diluted or eliminated entirely. In addition, the claims bar dates -- the dates by which claims against the Calpine Debtors must be filed with the applicable Bankruptcy Court -- have been set for August 1, 2006 by the U.S. Bankruptcy Court with respect to claims against the U.S. Debtors and June 30, 2006 by the Canadian Court with respect to claims against the Canadian Debtors. The Canadian Court has set a hearing for June 23, 2006, to rule on a request by the Canadian Debtors to extend the Canadian bar date to August 1, 2006. Accordingly, not all potential claims would have been filed as of February 28, 2006, and we expect that additional claims will be filed against us prior to the claims bar dates.

As a result, the total amount of such claims cannot be estimated at this time; however, we have recognized as reorganization items certain charges related to expected allowable claims. See Note 8. Any claims filed may result in additional liabilities, some or all of which may be subject to compromise, and the amounts of which may be material to us.

     The amounts of LSTC at February 28, 2006 consisted of the following (in millions):

Accounts payable and accrued liabilities........................   $      551.4
Derivative liabilities..........................................          140.0
Project financing...............................................          166.5
Convertible notes...............................................        1,823.5
Second priority senior secured notes............................        3,671.9
Unsecured senior notes..........................................        1,880.0
Notes payable and other liabilities -- related party............        1,112.6
Provision for allowable claims..................................        5,364.9
                                                                   ------------
   Total liabilities subject to compromise......................   $   14,710.8
                                                                   ============

     As a result of our bankruptcy filings, the fair value cannot be reasonably determined for the outstanding debt that is included in Liabilities subject to compromise on the Consolidated Condensed Balance Sheet.

7.  DIP Facility

     On December 20, 2005, Calpine Corporation, as borrower, entered into the DIP Facility with Deutsche Bank Securities, Inc. and Credit Suisse, as joint syndication agents, Deutsche Bank Trust Company Americas as administrative agent for the first priority lenders and Credit Suisse as administrative agent for the second priority lenders. The DIP Facility is guaranteed by each of the other U.S. Debtors. On January 26, 2006, the U.S. Bankruptcy Court granted final approval of the DIP Facility, and on February 23, 2006, the DIP Facility was amended and restated and the term loans were funded. On May 3, 2006, the DIP Facility was further amended.

     Pursuant to the DIP Facility, and applicable orders of the U.S. Bankruptcy Court, the lenders have made available to Calpine up to $2 billion comprised of a $1 billion revolving loan and letter of credit facility, a $400 million first priority term loan facility and a $600 million second priority term loan facility. The proceeds of borrowings and letters of credit issued under the DIP Facility will be used, among other things, for working capital and other general corporate purposes. A portion of the DIP Facility was used to purchase The Geysers, including the redemption of the lessor's notes. In addition, borrowings under the DIP Facility were used, together with approximately $412 million of restricted cash, to repay the remaining balance of the First Priority Notes in May 2006 and June 2006. As of January 31, 2006, there were no amounts outstanding under the DIP Facility. During the month of February 2006, we borrowed $150 million under the DIP revolving loan and letter of credit facility ("Revolver"), $400 million under the DIP first priority term loan facility and $600 million under the DIP second priority term loan facility. We repaid the total $150 million outstanding under the DIP Revolver, plus the related interest. Accordingly, at February 28, 2006, there was $1 billion outstanding under the DIP term loans and nothing outstanding under the DIP Revolver. At May 31, 2006, there was $999.1 million outstanding under the DIP Facility term loans as a result of the March repayment of approximately $0.9 million of the amounts outstanding under the DIP first priority term loan together with accrued interest. Also at May 31, 2006, there were no amounts outstanding under the DIP Revolver; however, approximately $3.4 million of letters of credit had been issued against the Revolver.

     See Note 22 of the Notes to Consolidated Financial Statements included in the 2005 Form 10-K for further discussion of the DIP Facility.

8.  Reorganization Items

     Reorganization items represent the direct and incremental costs of the bankruptcy cases, such as professional fees, pre-petition liability claim adjustments and losses that are probable and can be estimated related to terminated contracts. SOP 90-7 requires reorganization items to be separately disclosed. The U.S. Debtors' reorganization items consist of the following (in millions):
                                                                  Month Ended
                                                               February 28, 2006
                                                               -----------------
Provision for allowable claims..............................       $     --
Impairment of investment in Canadian subsidiaries...........            1.1
Write-off of unamortized deferred financing costs
   and debt discounts.......................................             --
Loss on terminated contracts, net...........................             --
Professional fees...........................................           28.5
Other reorganization items..................................            5.9
                                                                   --------
     Total reorganization items.............................       $   35.5
                                                                   ========

     On January 16, 2006, Calpine Energy Services Canada Partnership ("CES-Canada"), a Canadian debtor, repudiated its tolling agreement with Calgary Energy Centre Limited Partnership ("Calgary Energy Centre"). Calpine Corporation had guaranteed CES-Canada's performance under the tolling agreement. We recorded a non-cash charge of $232.5 million, which was reported as a reorganization item in our Consolidated Condensed Statements of Operations for the month ended
January 31, 2006. This charge represents the out-of-the money value of the contract to CES-Canada and the expected allowable claim from Calgary Energy Centre to Calpine Corporation under the guarantee.

     See Note 4 of the Notes to Consolidated Financial Statements included in our 2005 Form 10-K for a discussion of the Reorganization items.

                                   Schedule I
                               CALPINE CORPORATION
                             (Debtor-in-Possession)
                    CASE No. 05-60200 (Jointly Administered)
                      CONSOLIDATING CONDENSED BALANCE SHEET
                                   (Unaudited)
                                 (In Thousands)
                                February 28, 2006

                                                                  U.S. Debtors   Non-U.S. Debtors    Eliminations     Consolidated
                                                                 --------------  ----------------   --------------   --------------
                          ASSETS
Assets:
   Current assets.............................................   $   42,501,312   $    3,631,261    $  (42,628,605)  $    3,503,968
   Restricted cash, net of current portion....................          462,905          154,057                --          616,962
   Investments................................................       12,864,388        9,453,685       (22,237,392)          80,681
   Property, plant and equipment, net.........................        8,645,154        5,870,628              (882)      14,514,900
   Other assets...............................................        6,111,778          748,709        (5,069,964)       1,790,523
                                                                 --------------   --------------    --------------   --------------
     Total assets.............................................   $   70,585,537   $   19,858,340    $  (69,936,843)  $   20,507,034
                                                                 ==============   ==============    ==============   ==============

           LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities not subject to compromise:
   Current liabilities........................................   $    5,880,380   $    4,111,618    $   (3,128,790)  $    6,863,208
   Long-term debt.............................................        5,380,230        3,969,908        (6,009,223)       3,340,915
   Long-term derivative liabilities...........................          441,296          159,046                --          600,342
   Other liabilities..........................................          370,881          307,548           (13,663)         664,766
Liabilities subject to compromise.............................       53,479,572              507       (38,769,261)      14,710,818
Minority interest.............................................          275,384               --                --          275,384
Stockholders' equity (deficit)................................        4,757,794       11,309,713       (22,015,906)     (5,948,399)
                                                                 --------------   --------------    --------------   --------------
       Total liabilities and stockholders' equity (deficit)      $   70,585,537   $   19,858,340    $  (69,936,843)  $   20,507,034
                                                                 ==============   ==============    ==============   ==============

     Calpine Corporation's consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the "Eliminations" heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

                                   Schedule II
                               CALPINE CORPORATION
                             (Debtor-in-Possession)
                    CASE No. 05-60200 (Jointly Administered)
                 CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                   (Unaudited)
                                 (In Thousands)
           For the Period from February 1, 2006, to February 28, 2006

                                                                  U.S. Debtors   Non-U.S. Debtors   Eliminations     Consolidated
                                                                 --------------  ----------------   -------------    ------------
Total revenue.................................................   $     835,454    $     202,609     $    (567,925)   $    470,138
Total cost of revenue.........................................         873,184          133,082          (567,936)        438,330
                                                                 -------------    -------------     -------------    ------------
   Gross profit (loss)........................................         (37,730)          69,527                11          31,808
Operating expenses............................................         209,854          (43,055)         (152,677)         14,122
                                                                 -------------    --------------    -------------    ------------
   Income (loss) from operations..............................        (247,584)         112,582           152,688          17,686
Interest expense, net.........................................          58,162           33,205                --          91,367
Other (income) expense, net...................................           3,175           (4,000)               11            (814)
                                                                 -------------    --------------    -------------    ------------
   Income (loss) from continuing operations before
     reorganization items and income taxes....................        (308,921)          83,377           152,677         (72,867)
Reorganization items..........................................          35,236              290                --          35,526
Benefit for income taxes......................................              --               --                --              --
                                                                 -------------    --------------    -------------    ------------
   Income (loss) from continuing operations before
     discontinued operations and cumulative effect of
     change in accounting principle...........................        (344,157)          83,087           152,677        (108,393)
Income from discontinued operations...........................              --               --                --              --
Cumulative effect of change in accounting principle,
  net of tax..................................................              --               --                --              --
                                                                 -------------    --------------    -------------    ------------
       Net income (loss)......................................   $    (344,157)   $      83,087     $     152,677    $   (108,393)
                                                                 =============    =============     =============    ============

     Calpine Corporation's consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the "Eliminations" heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

                                  Schedule III
                               CALPINE CORPORATION
                             (Debtor-in-Possession)
                    CASE No. 05-60200 (Jointly Administered)
                      SCHEDULE OF PAYROLL AND PAYROLL TAXES
                                 (In Thousands)
           For the Period from February 1, 2006, to February 28, 2006

                        Employee Payroll Employer Payroll

            Gross Wages Paid**    Taxes Withheld*  Taxes Remitted*
           --------------------   ---------------  ---------------
               $  19,413            $   4,845        $   1,646

* Employee Payroll Taxes are withheld each pay period and remitted by the Company, together with the Employer Payroll Taxes, to the appropriate tax authorities.

** Gross Wages were paid by the Company on February 3, 2006, February 10, 2006, February 17,2006, and February 24, 2006.

                                   Schedule IV
                               CALPINE CORPORATION
                             (Debtor-in-Possession)
                    CASE No. 05-60200 (Jointly Administered)
                   SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES
                      COLLECTED, RECEIVED, DUE OR WITHHELD
                                 (In Thousands)
           For the Period from February 1, 2006, to February 28, 2006

                                                  Amount            Amount
                                             Withheld/Accrued        Paid
Federal and state income taxes.............      $      --         $      --
                                                 ---------         ---------
State and local taxes:
   Property................................      $   5,857               219
   Sales and use...........................          1,199             4,414
   Franchise...............................              7                 7
   Other...................................             38                38
                                                 ---------         ---------
      Total state and local................      $   7,101         $   4,678
                                                 ---------         ---------
        Total taxes..............                $   7,101         $   4,678
                                                 =========         =========

                                   Schedule V
                               CALPINE CORPORATION
                             (Debtor-in-Possession)
                    CASE No. 05-60200 (Jointly Administered)
                          TOTAL DISBURSEMENTS BY DEBTOR
                      For the Month Ended February 28, 2006
                                  (In Dollars)

                              Legal Entity                                Case Number       Disbursements
------------------------------------------------------------------        ------------     ---------------
Amelia Energy Center, LP                                                  05-60223-BRL     $            --
Anacapa Land Company, LLC                                                 05-60226-BRL              63,927
Anderson Springs Energy Company                                           05-60232-BRL               1,658
Androscoggin Energy, Inc.                                                 05-60239-BRL                  --
Auburndale Peaker Energy Center, LLC                                      05-60244-BRL              22,148
Augusta Development Company, LLC                                          05-60248-BRL                  --
Aviation Funding Corp.                                                    05-60252-BRL                  --
Baytown Energy Center, LP                                                 05-60255-BRL             335,013
Baytown Power GP, LLC                                                     05-60256-BRL                  --
Baytown Power, LP                                                         05-60258-BRL                  --
Bellingham Cogen, Inc.                                                    05-60224-BRL                  --
Bethpage Energy Center 3, LLC                                             05-60225-BRL              37,528
Bethpage Fuel Management Inc.                                             05-60228-BRL                  --
Blue Heron Energy Center, LLC                                             05-60235-BRL                  --
Blue Spruce Holdings, LLC                                                 05-60238-BRL                  --
Broad River Energy LLC                                                    05-60242-BRL             169,613
Broad River Holdings, LLC                                                 05-60245-BRL                  --
CalGen Equipment Finance Company, LLC                                     05-60249-BRL                  --
CalGen Equipment Finance Holdings, LLC                                    05-60251-BRL                  --
CalGen Expansion Company, LLC                                             05-60253-BRL                  --
CalGen Finance Corp.                                                      05-60229-BRL                  --
CalGen Project Equipment Finance Company One, LLC                         05-60236-BRL             516,838
CalGen Project Equipment Finance Company Three, LLC                       05-60259-BRL                  --
CalGen Project Equipment Finance Company Two, LLC                         05-60262-BRL             328,256
Calpine Acadia Holdings, LLC                                              05-60265-BRL                  --
Calpine Administrative Services Company, Inc.                             05-60201-BRL           3,385,334
Calpine Agnews, Inc.                                                      05-60268-BRL                  --
Calpine Amelia Energy Center GP, LLC                                      05-60270-BRL                  --
Calpine Amelia Energy Center LP, LLC                                      05-60272-BRL                  --
Calpine Auburndale Holdings, LLC                                          05-60452-BRL                  --
Calpine Baytown Energy Center GP, LLC                                     05-60453-BRL                  --
Calpine Baytown Energy Center LP, LLC                                     05-60320-BRL                  --
Calpine Bethpage 3 Pipeline Construction Company, Inc.                    05-60330-BRL                  --
Calpine Bethpage 3, LLC                                                   05-60342-BRL                  --
Calpine c*Power, Inc.                                                     05-60250-BRL                  --
Calpine CalGen Holdings, Inc.                                             05-60352-BRL                 212
Calpine California Development Company, LLC                               05-60355-BRL                  --
Calpine California Energy Finance, LLC                                    05-60360-BRL                  --
Calpine California Equipment Finance Company, LLC                         05-60464-BRL                  --
Calpine Calistoga Holdings, LLC                                           05-60377-BRL                  --
Calpine Capital Trust                                                     05-60325-BRL                  --
Calpine Capital Trust II                                                  05-60379-BRL                  --
Calpine Capital Trust III                                                 05-60384-BRL                  --
Calpine Capital Trust IV                                                  05-60391-BRL                  --
Calpine Capital Trust V                                                   05-60221-BRL                  --
Calpine Central Texas GP, Inc.                                            05-60329-BRL                  --
Calpine Central, Inc.                                                     05-60333-BRL                  30
Calpine Central, L.P.                                                     05-60351-BRL             835,204
Calpine Central-Texas, Inc.                                               05-60338-BRL                  --
Calpine Channel Energy Center GP, LLC                                     05-60340-BRL                  --
Calpine Channel Energy Center LP, LLC                                     05-60343-BRL                  --
Calpine Clear Lake Energy GP, LLC                                         05-60345-BRL                  --
Calpine Clear Lake Energy, LP                                             05-60349-BRL                  --
Calpine Cogeneration Corporation                                          05-60233-BRL                  --
Calpine Construction Management Company, Inc.                             05-60260-BRL           1,797,424
Calpine Corporation                                                       05-60200-BRL         170,297,219
Calpine Corpus Christi Energy GP, LLC                                     05-60247-BRL                  --
Calpine Corpus Christi Energy, LP                                         05-60261-BRL                  --
Calpine Decatur Pipeline, Inc.                                            05-60263-BRL                  --
Calpine Decatur Pipeline, L.P.                                            05-60254-BRL                  --
Calpine Dighton, Inc.                                                     05-60264-BRL                  --
Calpine East Fuels, Inc.                                                  05-60257-BRL                  --
Calpine Eastern Corporation                                               05-60266-BRL             442,016
Calpine Energy Holdings, Inc.                                             05-60207-BRL                  --
Calpine Energy Services Holdings, Inc.                                    05-60208-BRL                  --
Calpine Energy Services, L.P.                                             05-60222-BRL         147,745,153
Calpine Finance Company                                                   05-60204-BRL                  --
Calpine Freestone Energy GP, LLC                                          05-60227-BRL                  --
Calpine Freestone Energy, LP                                              05-60230-BRL                  --

                              - TABLE CONTINUES -

                              Legal Entity                                Case Number       Disbursements
------------------------------------------------------------------        ------------     ---------------
Calpine Freestone, LLC                                                    05-60231-BRL                  --
Calpine Fuels Corporation                                                 05-60203-BRL                  --
Calpine Gas Holdings LLC                                                  05-60234-BRL                  --
Calpine Generating Company, LLC                                           05-60237-BRL               4,755
Calpine Gilroy 1, Inc.                                                    05-60240-BRL                  --
Calpine Gilroy 2, Inc.                                                    05-60241-BRL                  --
Calpine Gilroy Cogen, L.P.                                                05-60243-BRL              39,895
Calpine Global Services Company, Inc.                                     05-60246-BRL             539,186
Calpine Gordonsville GP Holdings, LLC                                     05-60281-BRL                  --
Calpine Gordonsville LP Holdings, LLC                                     05-60282-BRL                  --
Calpine Gordonsville, LLC                                                 05-60283-BRL                  --
Calpine Greenleaf Holdings, Inc.                                          05-60284-BRL                  --
Calpine Greenleaf, Inc.                                                   05-60285-BRL              41,506
Calpine Hidalgo Design, L.P.                                              06-10039-BRL                  --
Calpine Hidalgo Energy Center, L.P.                                       06-10029-BRL             119,654
Calpine Hidalgo Holdings, Inc.                                            06-10027-BRL                  --
Calpine Hidalgo Power GP, LLC                                             06-10030-BRL                  --
Calpine Hidalgo Power, LP                                                 06-10028-BRL                  --
Calpine Hidalgo, Inc.                                                     06-10026-BRL                  --
Calpine International Holdings, Inc.                                      05-60205-BRL                  --
Calpine International, LLC                                                05-60288-BRL             323,775
Calpine Investment Holdings, LLC                                          05-60289-BRL                  --
Calpine Kennedy Airport, Inc.                                             05-60294-BRL                  --
Calpine Kennedy Operators Inc.                                            05-60199-BRL                  --
Calpine KIA, Inc.                                                         05-60465-BRL                  --
Calpine Leasing Inc.                                                      05-60297-BRL                  --
Calpine Long Island, Inc.                                                 05-60298-BRL                  --
Calpine Lost Pines Operations, Inc.                                       05-60314-BRL                  --
Calpine Louisiana Pipeline Company                                        05-60328-BRL                  --
Calpine Magic Valley Pipeline, Inc.                                       05-60331-BRL                  --
Calpine Monterey Cogeneration, Inc.                                       05-60341-BRL               7,326
Calpine MVP, Inc.                                                         05-60348-BRL                  --
Calpine NCTP GP, LLC                                                      05-60359-BRL                  --
Calpine NCTP, LP                                                          05-60406-BRL                  --
Calpine Northbrook Corporation of Maine, Inc.                             05-60409-BRL                  --
Calpine Northbrook Energy Holdings, LLC                                   05-60418-BRL                  --
Calpine Northbrook Energy, LLC                                            05-60431-BRL                  --
Calpine Northbrook Holdings Corporation                                   05-60286-BRL                  --
Calpine Northbrook Investors, LLC                                         05-60291-BRL                  --
Calpine Northbrook Project Holdings, LLC                                  05-60295-BRL                  --
Calpine Northbrook Services, LLC                                          05-60299-BRL                  --
Calpine Northbrook Southcoast Investors, LLC                              05-60304-BRL                  --
Calpine NTC, LP                                                           05-60308-BRL                  --
Calpine Oneta Power I, LLC                                                05-60311-BRL                  --
Calpine Oneta Power II, LLC                                               05-60315-BRL                  --
Calpine Oneta Power, L.P.                                                 05-60318-BRL             204,505
Calpine Operating Services Company, Inc.                                  05-60322-BRL          19,484,517
Calpine Operations Management Company, Inc.                               05-60206-BRL                  --
Calpine Pastoria Holdings, LLC                                            05-60302-BRL                  --
Calpine Philadelphia, Inc.                                                05-60305-BRL               6,981
Calpine Pittsburg, LLC                                                    05-60307-BRL              20,606
Calpine Power Company                                                     05-60202-BRL              22,769
Calpine Power Equipment LP                                                05-60310-BRL                  --
Calpine Power Management, Inc.                                            05-60319-BRL                  --
Calpine Power Management, LP                                              05-60466-BRL                  --
Calpine Power Services, Inc.                                              05-60323-BRL             346,559
Calpine Power, Inc.                                                       05-60316-BRL                  --
Calpine PowerAmerica, Inc.                                                05-60211-BRL                  --
Calpine PowerAmerica, LP                                                  05-60212-BRL           1,227,471
Calpine PowerAmerica-CA, LLC                                              05-60213-BRL             105,522
Calpine PowerAmerica-CT, LLC                                              05-60214-BRL                  --
Calpine PowerAmerica-MA, LLC                                              05-60215-BRL                  --
Calpine PowerAmerica-ME, LLC                                              05-60216-BRL                  --
Calpine PowerAmerica-NH, LLC                                              06-10032-BRL                  --
Calpine PowerAmerica-NY, LLC                                              06-10031-BRL                  --
Calpine PowerAmerica-OR, LLC                                              06-10034-BRL                  --
Calpine Producer Services, L.P.                                           05-60217-BRL           9,768,146
Calpine Project Holdings, Inc.                                            05-60324-BRL                  --
Calpine Pryor, Inc.                                                       05-60326-BRL                  --
Calpine Rumford I, Inc.                                                   05-60327-BRL                  --
Calpine Rumford, Inc.                                                     05-60414-BRL                  --
Calpine Schuylkill, Inc.                                                  05-60416-BRL                  --
Calpine Siskiyou Geothermal Partners, L.P.                                05-60420-BRL                  --
Calpine Sonoran Pipeline LLC                                              05-60423-BRL                  --
Calpine Stony Brook Operators, Inc.                                       05-60424-BRL                  --
Calpine Stony Brook Power Marketing, LLC                                  05-60425-BRL                  --
Calpine Stony Brook, Inc.                                                 05-60426-BRL                  --
Calpine Sumas, Inc.                                                       05-60427-BRL                  --

                              - TABLE CONTINUES -

                              Legal Entity                                Case Number       Disbursements
------------------------------------------------------------------        ------------     ---------------
Calpine TCCL Holdings, Inc.                                               05-60429-BRL                  --
Calpine Texas Pipeline GP, Inc.                                           05-60433-BRL                  --
Calpine Texas Pipeline LP, Inc.                                           05-60439-BRL                  --
Calpine Texas Pipeline, L.P.                                              05-60447-BRL               1,542
Calpine Tiverton I, Inc.                                                  05-60450-BRL                  --
Calpine Tiverton, Inc.                                                    05-60451-BRL                  --
Calpine ULC I Holding, LLC                                                05-60454-BRL                  --
Calpine University Power, Inc.                                            05-60455-BRL                  --
Calpine Unrestricted Funding, LLC                                         05-60456-BRL                  --
Calpine Unrestricted Holdings, LLC                                        05-60458-BRL                  --
Calpine Vapor, Inc.                                                       05-60459-BRL                  --
Carville Energy LLC                                                       05-60460-BRL             390,814
CCFC Development Company, LLC                                             05-60267-BRL                  --
CCFC Equipment Finance Company, LLC                                       05-60269-BRL                  --
CCFC Project Equipment Finance Company One, LLC                           05-60271-BRL                  --
Celtic Power Corporation                                                  05-60273-BRL                  --
CES GP, LLC                                                               05-60218-BRL                  --
CGC Dighton, LLC                                                          05-60274-BRL                  --
Channel Energy Center, LP                                                 05-60275-BRL             564,637
Channel Power GP, LLC                                                     05-60276-BRL                  --
Channel Power, LP                                                         05-60277-BRL                  --
Clear Lake Cogeneration Limited Partnership                               05-60278-BRL             127,799
CogenAmerica Asia Inc.                                                    05-60372-BRL                  --
CogenAmerica Parlin Supply Corp.                                          05-60383-BRL                  --
Columbia Energy LLC                                                       05-60440-BRL             146,451
Corpus Christi Cogeneration L.P.                                          05-60441-BRL             179,239
CPN 3rd Turbine, Inc.                                                     05-60443-BRL                  --
CPN Acadia, Inc.                                                          05-60444-BRL                  --
CPN Berks Generation, Inc.                                                05-60445-BRL                  --
CPN Berks, LLC                                                            05-60446-BRL                  --
CPN Bethpage 3rd Turbine, Inc.                                            05-60448-BRL              17,369
CPN Cascade, Inc.                                                         05-60449-BRL                  --
CPN Clear Lake, Inc.                                                      05-60287-BRL                  --
CPN Decatur Pipeline, Inc.                                                05-60290-BRL                  --
CPN East Fuels, LLC                                                       05-60476-BRL                  --
CPN Energy Services GP, Inc.                                              05-60209-BRL                  --
CPN Energy Services LP, Inc.                                              05-60210-BRL                  --
CPN Freestone, LLC                                                        05-60293-BRL                  --
CPN Funding, Inc.                                                         05-60296-BRL              69,425
CPN Morris, Inc.                                                          05-60301-BRL                  --
CPN Oxford, Inc.                                                          05-60303-BRL                  --
CPN Pipeline Company                                                      05-60309-BRL             206,881
CPN Pleasant Hill Operating, LLC                                          05-60312-BRL                  --
CPN Pleasant Hill, LLC                                                    05-60317-BRL                  --
CPN Power Services GP, LLC                                                05-60321-BRL                  --
CPN Power Services, LP                                                    05-60292-BRL                  --
CPN Pryor Funding Corporation                                             05-60300-BRL              37,761
CPN Telephone Flat, Inc.                                                  05-60306-BRL               1,728
Decatur Energy Center, LLC                                                05-60313-BRL             228,364
Deer Park Power GP, LLC                                                   05-60363-BRL                  --
Deer Park Power, LP                                                       05-60370-BRL                  --
Delta Energy Center, LLC                                                  05-60375-BRL             397,344
Dighton Power Associates Limited Partnership                              05-60382-BRL             177,738
East Altamont Energy Center, LLC                                          05-60386-BRL                  --
Fond du Lac Energy Center, LLC                                            05-60412-BRL                  --
Fontana Energy Center, LLC                                                05-60335-BRL                  --
Freestone Power Generation LP                                             05-60339-BRL             267,252
GEC Bethpage Inc.                                                         05-60347-BRL                  --
Geothermal Energy Partners, LTD., a California limited partnership        05-60477-BRL                  --
Geysers Power Company II, LLC                                             05-60358-BRL         267,082,192
Geysers Power Company, LLC                                                06-10197-BRL             662,344
Geysers Power I Company                                                   05-60389-BRL                  --
Goldendale Energy Center, LLC                                             05-60390-BRL             607,385
Hammond Energy LLC                                                        05-60393-BRL                  --
Hillabee Energy Center, LLC                                               05-60394-BRL               8,314
Idlewild Fuel Management Corp.                                            05-60397-BRL                  --
JMC Bethpage, Inc.                                                        05-60362-BRL                  --
KIAC Partners                                                             05-60366-BRL           5,000,389
Lake Wales Energy Center, LLC                                             05-60369-BRL                  --
Lawrence Energy Center, LLC                                               05-60371-BRL                  --
Lone Oak Energy Center, LLC                                               05-60403-BRL                 307
Los Esteros Critical Energy Facility, LLC                                 05-60404-BRL              85,011
Los Medanos Energy Center LLC                                             05-60405-BRL             774,012
Magic Valley Gas Pipeline GP, LLC                                         05-60407-BRL                  --
Magic Valley Gas Pipeline, LP                                             05-60408-BRL                  --
Magic Valley Pipeline, L.P.                                               05-60332-BRL                  --
MEP Pleasant Hill, LLC                                                    05-60334-BRL             110,963
Moapa Energy Center, LLC                                                  05-60337-BRL                 978

                              - TABLE CONTINUES -

                              Legal Entity                                Case Number       Disbursements
------------------------------------------------------------------        ------------     ---------------
Mobile Energy L L C                                                       05-60344-BRL              46,267
Modoc Power, Inc.                                                         05-60346-BRL                  --
Morgan Energy Center, LLC                                                 05-60353-BRL             745,571
Mount Hoffman Geothermal Company, L.P.                                    05-60361-BRL                  --
Mt. Vernon Energy LLC                                                     05-60376-BRL                  --
NewSouth Energy LLC                                                       05-60381-BRL              61,129
Nissequogue Cogen Partners                                                05-60388-BRL             116,358
Northwest Cogeneration, Inc.                                              05-60336-BRL                  --
NTC Five, Inc.                                                            05-60463-BRL                  --
NTC GP, LLC                                                               05-60350-BRL                  --
Nueces Bay Energy LLC                                                     05-60356-BRL                  --
O.L.S. Energy-Agnews, Inc.                                                05-60374-BRL             472,727
Odyssey Land Acquisition Company                                          05-60367-BRL                  --
Pajaro Energy Center, LLC                                                 05-60385-BRL                  --
Pastoria Energy Center, LLC                                               05-60387-BRL                  --
Pastoria Energy Facility L.L.C.                                           05-60410-BRL             308,012
Philadelphia Biogas Supply, Inc.                                          05-60421-BRL                  --
Phipps Bend Energy Center, LLC                                            05-60395-BRL                  --
Pine Bluff Energy, LLC                                                    05-60396-BRL             336,017
Power Investors, L.L.C.                                                   05-60398-BRL                  --
Power Systems MFG., LLC                                                   05-60399-BRL           6,331,540
Quintana Canada Holdings, LLC                                             05-60400-BRL                  --
RockGen Energy LLC                                                        05-60401-BRL              75,465
Rumford Power Associates Limited Partnership                              05-60467-BRL              55,836
Russell City Energy Center, LLC                                           05-60411-BRL                 122
San Joaquin Valley Energy Center, LLC                                     05-60413-BRL                  31
Silverado Geothermal Resources, Inc.                                      06-10198-BRL                  --
Skipanon Natural Gas, LLC                                                 05-60415-BRL                  --
South Point Energy Center, LLC                                            05-60417-BRL             880,591
South Point Holdings, LLC                                                 05-60419-BRL                  --
Stony Brook Cogeneration, Inc.                                            05-60422-BRL                  --
Stony Brook Fuel Management Corp.                                         05-60428-BRL           3,564,796
Sutter Dryers, Inc.                                                       05-60430-BRL                  --
TBG Cogen Partners                                                        05-60432-BRL              23,388
Texas City Cogeneration, L.P.                                             05-60434-BRL             108,225
Texas Cogeneration Company                                                05-60435-BRL                  --
Texas Cogeneration Five, Inc.                                             05-60436-BRL                  --
Texas Cogeneration One Company                                            05-60437-BRL                  --
Thermal Power Company                                                     05-60438-BRL                  --
Thomassen Turbine Systems America, Inc.                                   05-60354-BRL              72,451
Tiverton Power Associates Limited Partnership                             05-60357-BRL              60,258
Towantic Energy, L.L.C.                                                   05-60364-BRL                  --
VEC Holdings, LLC                                                         05-60365-BRL                  --
Venture Acquisition Company                                               05-60368-BRL                  --
Vineyard Energy Center, LLC                                               05-60373-BRL                  --
Wawayanda Energy Center, LLC                                              05-60378-BRL                  --
Whatcom Cogeneration Partners, L.P.                                       05-60468-BRL                  --
Zion Energy LLC                                                           05-60380-BRL              90,187
                                                                                           ---------------
   Total                                                                                   $   648,735,956
                                                                                           ===============

                                   SCHEDULE VI
                               CALPINE CORPORATION
                             (Debtor-in-Possession)
                    CASE No. 05-60200 (Jointly Administered)
                 DEBTORS' STATEMENT REGARDING INSURANCE POLICIES
           For the Period from February 1, 2006, to February 28, 2006

     All insurance policies are fully paid for the current period, including amounts owed for workers' compensation and disability insurance.